UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023 (September 22, 2023)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 22, 2023, Vivos Therapeutics, Inc. (the “Company”) conducted its 2023 annual meeting of stockholders (the “Annual Meeting”). The number of shares of common stock of the Company entitled to vote at the Annual Meeting was 29,928,786 shares outstanding as of the August 11, 2023 record date (the “Voting Stock”). No other shares of the Company’s capital stock were entitled to vote at the Annual Meeting.

The number of shares of Voting Stock present or represented by valid proxy at the Annual Meeting was approximately 18,568,640 shares of Voting Stock, constituting a quorum. At the Annual Meeting, the Company’s stockholders:

(i)	approved an amendment to the Company’s Amended and Restated 2019 Stock Option and Stock Issuance Plan (the “2019 Plan”) to increase the number of shares of Company common stock authorized to be issued under the 2019 Plan by 2,000,000 shares to an aggregate of 4,366,667 shares;

(ii)	elected each of Dr. Ralph Green, Anja Krammer, Mark Lindsay, Leonard Sokolow, Dr. Matthew Thompson and R. Kirk Huntsman as a director for a one-year term,

(iii)	ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

(iv)	approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of between one-for-ten and one-for-thirty (the “Reserve Split”), with such ratio to be determined at the sole discretion of the Company’s Board of Directors.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal No. 1 – Amendment to 2019 Plan

An amendment to the Company’s 2019 Plan to increase the number of shares of Company common stock authorized to be issued pursuant to the 2019 Plan by 2,000,000 shares from an aggregate of 2,366,667 shares to an aggregate of 4,366,667 shares was approved. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
6,038,248	5,368,547	104,986	7,056,859

Proposal No. 2 – Election of Directors

Dr. Ralph Green, Anja Krammer, Mark Lindsay, Leonard Sokolow, Dr. Matthew Thompson and R. Kirk Huntsman were each elected as a director to serve for a one-year term that expires at the 2024 annual meeting of stockholders or until a successor is elected and qualified or until her or his earlier death, incapacity, removal or resignation. The voting results were as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Vote
Dr. Ralph Green	7,072,387	4,439,394	7,056,859
Anja Krammer	7,104,982	4,406,799	7,056,859
Mark Lindsay	7,235,665	4,276,116	7,056,859
Leonard Sokolow	6,463,560	5,048,221	7,056,859
Dr. Matthew Thompson	6,574,775	4,937,006	7,056,859
R. Kirk Huntsman	7,652,918	3,858,863	7,056,859

Proposal No. 3 – Ratification of the appointment of independent registered public accounting firm

Appointment by the Company’s audit committee of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
14,103,105	4,180,361	285,174	n/a

Proposal No. 4 – Approval of Reverse Stock Split

An amendment to the Company’s Certificate of Incorporation, as amended to effect a Reverse Split at a ratio of between one-for-ten and one-for-thirty, with such ratio to be determined at the sole discretion of the Company’s Board of Directors, was approved. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
12,728,805	5,697,904	141,930	n/a

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: September 25, 2023	By:	/s/ Bradford Amman
	Name:	Bradford Amman
	Title:	Chief Financial Officer